UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38758	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Cottage Way, Suite G2, #3256

Sacramento, California 95825

(Address of principal executive offices) (Zip Code)

+1 (424) 222-9301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 11, 2026, Lunai Bioworks, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Panel has determined that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”), and that the Company has met the terms set forth in the Nasdaq Hearings Panel’s decision and extension letters dated April 20, 2026, and May 12, 2026, respectively.

Nasdaq also informed the Company that, pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory Panel monitor for a period of one year from the date of Nasdaq’s letter. During the monitoring period, if the staff of Nasdaq determines that the Company is again out of compliance with the Bid Price Rule that was the subject of the exception, notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company will not be permitted to submit a plan of compliance with respect to that deficiency, the staff of Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, and the Company will not be afforded any otherwise applicable cure or compliance period pursuant to Nasdaq Listing Rule 5810(c)(3). However, the staff of Nasdaq would issue a delist determination letter, and the Company would have the opportunity to request a new hearing before the Nasdaq Hearings Panel in accordance with Nasdaq Listing Rule 5815(d)(4)(C). The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

By:
	Name:	David Weinstein
Date: June 16, 2026	Title:	Chief Executive Officer